UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727

Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2011, Norcraft Companies, L.P. (“Norcraft”) announced its entry into an amendment (the “ABL Amendment”) to its senior secured first-lien asset-based revolving credit facility (the “ABL Facility”), which, among other things, extends the maturity of the ABL Facility to September 15, 2015 and permits the issuance of the Additional 10-1/2% Notes (as defined below) and the distribution of the net proceeds from Norcraft to Norcraft Holdings, L.P. (“Holdings”) to allow Holdings to repurchase or redeem all of the outstanding 9-3/4% Senior Discount Notes due 2012 (the “Discount Notes”).

In addition, Norcraft, together with its direct, wholly owned subsidiary Norcraft Finance Corp. (“Finance”), entered into a supplemental indenture (the “Second Supplemental Indenture”) to the indenture governing their existing 10-1/2% Senior Secured Second Lien Notes due 2015 (the “Indenture”) in connection with their private offering of $60,000,000 aggregate principal amount of 10-1/2% Senior Secured Second Lien Notes due 2015 (the “Additional 10-1/2% Notes”), which closed on May 26, 2011. This offering of Additional 10-1/2% Notes was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in compliance with Regulation S under the Securities Act. The Second Supplemental Indenture provided for the issuance of the Additional 10-1/2% Notes, which will be governed by the Indenture and have identical terms and conditions to the existing notes under the Indenture, except for issue date, issue price and first interest payment date.

Also in connection with the offering of the Additional 10-1/2% Notes described above, Norcraft and Finance entered into an amendment to their U.S. second lien security agreement, and Norcraft Canada Corporation (“Norcraft Canada”) entered into an amendment to its Canadian second lien security agreement (together, the “Security Agreement Amendments”), to further set forth the pledgors’ obligations with respect to owned real property.

Norcraft, Finance and Norcraft Canada also entered into a Registration Rights Agreement with UBS Securities LLC, the initial purchaser of the Additional 10-1/2% Notes (the “Registration Rights Agreement”), pursuant to which Norcraft, Finance and Norcraft Canada are obligated to effect an exchange for the Additional 10-1/2% Notes for registered securities having substantially identical terms to the Additional 10-1/2% Notes or, in the alternative, subject to the terms and conditions specified therein, register the Additional 10-1/2% Notes for resale under the Securities Act of 1933.

This description of the Second Supplemental Indenture, Registration Rights Agreement, ABL Amendment and Security Agreement Amendments is not complete and is qualified in its entirety by the actual terms of the Second Supplemental Indenture, Registration Rights Agreement, ABL Amendment and Security Agreement Amendments, copies of which are incorporated herein by reference and attached hereto as Exhibit 4.1, 4.2, 10.1, 10.2 and 10.3.

Item 8.01	Other Events.

On May 26, 2011, Norcraft and Holdings issued a press release announcing the closing of the private offering of the Additional 10-1/2% Notes by Norcraft and Finance to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act. The Additional 10-1/2% Notes were not initially registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The press release also announced that pursuant to the terms of its Offer to Purchase and Consent Solicitation Statement, dated April 19, 2011(the “Offer to Purchase”), Holdings has accepted for payment all Discount Notes validly tendered on or prior to 5:00 p.m., New York City time, on May 25, 2011. Holders who tendered such Discount Notes on or before 5:00 p.m., New York City time, on May 2, 2011 (the “Consent Date”) will receive $1,003.75 per $1,000 in principal amount of the Discount Notes validly tendered and not validly revoked. There were no holders that tendered after the Consent Date. Holdings also discharged its remaining obligations under the indenture governing the Discount Notes by delivering a notice of redemption to holders of the remaining Discount Notes and depositing in trust funds sufficient to pay and discharge all remaining indebtedness on the Discount Notes, including accrued and unpaid interest.

The press release issued by Norcraft and Holdings is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Second Supplemental Indenture, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp., the Guarantor named therein and U.S. Bank National Association, as trustee and as collateral agent, related to Norcraft Companies, L.P. and Norcraft Finance Corp.’s 10-1/2% Senior Secured Second Lien Notes due 2015.

4.2	Registration Rights Agreement, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp., the Guarantor named therein and UBS Securities LLC, as initial purchaser.

10.1	Amendment No. 1 to Credit Agreement, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Intermediate Holdings, L.P., the Subsidiary Guarantor party thereto, the Lenders party thereto and UBS AG Stamford Branch, as administrative agent and collateral agent.

10.2	Amendment No. 1 to U.S. Second Lien Security Agreement, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp. and U.S. Bank National Association, as collateral agent.

10.3	Amendment No. 1 to Canadian Second Lien Security Agreement, dated as of May 26, 2011, by and among Norcraft Canada Corporation and U.S. Bank National Association, as collateral agent.

99.1	Press release of Norcraft Companies, L.P. and Norcraft Holdings, L.P., dated May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011

By:	/s/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer